Exhibit 4.1

CC HOLDINGS GS V LLC,
ISSUER

CROWN CASTLE GS III CORP.,
CO-ISSUER

AND EACH OF THE GUARANTORS PARTY HERETO

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
2.381% SENIOR SECURED NOTES DUE 2017

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF
3.849% SENIOR SECURED NOTES DUE 2023
______________________________

INDENTURE

DATED AS OF DECEMBER 24, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE
______________________________

CROSS-REFERENCE TABLE*

Trust Indenture Act Section			Indenture Section
310	(a)	(1)	7.10
	(a)	(2)	7.10
	(a)	(3)	N.A.
	(a)	(4)	N.A.
	(a)	(5)	7.10
	(b)		7.10
311	(a)		7.11
	(b)		7.11
312	(a)		2.05
	(b)		13.03
	(c)		13.03
313	(a)		7.06
	(b)	(1)	N.A.
	(b)	(2)	7.07
	(c)		7.06; 13.02
	(d)		7.06
314	(a)		4.03; 4.04; 13.02
	(b)		10.04
	(c)	(1)	13.04
	(c)	(2)	13.04
	(c)	(3)	N.A.
	(d)		10.04
	(e)		13.05
	(f)		N.A.
315	(a)		7.01
	(b)		7.05; 13.02
	(c)		7.01
	(d)		7.01
	(e)		6.11
316	(a)	(last sentence)	2.10
	(a)	(1) (A)	6.05
	(a)	(1) (B)	6.04
	(a)	(2)	N.A.
	(b)		6.07
	(c)		2.13
317	(a)	(1)	6.08
	(a)	(2)	6.09
	(b)		2.04
318	(a)		13.01
	(b)		N.A.
	(c)		13.01
(1)	N.A. means not applicable.

i

*This Cross Reference Table is not part of the Indenture.

v

EXHIBITS

Exhibit A-1	FORM OF NOTE – 2017 NOTES
Exhibit A-2	FORM OF NOTE – 2023 NOTES
Exhibit B-1	FORM OF CERTIFICATE OF TRANSFER – 2017 NOTES
Exhibit B-2	FORM OF CERTIFICATE OF TRANSFER – 2023 NOTES
Exhibit C-1	FORM OF CERTIFICATE OF EXCHANGE – 2017 NOTES
Exhibit C-2	FORM OF CERTIFICATE OF EXCHANGE – 2023 NOTES
Exhibit D-1	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL INVESTOR – 2017 NOTES
Exhibit D-2	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL INVESTOR – 2023 NOTES

INDENTURE (this “Indenture”), dated as of December 24, 2012, among CC Holdings GS V LLC, a Delaware limited liability company (“CCL”), Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer,” and together with CCL, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

CCL, the Co-Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.  For all purposes of this Indenture, the following terms shall have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2017 Notes or 2023 Notes, as applicable, sold in reliance on Rule 144A.

“2017 Notes” means the $500,000,000 principal amount of 2.381% senior secured notes due 2017 issued under this Indenture.  All references to the 2017 Notes shall include any Additional 2017 Notes actually issued.

“2023 Notes” means the $1,000,000,000 principal amount of 3.849% senior secured notes due 2023 issued under this Indenture.  All references to the 2023 Notes shall include any Additional 2023 Notes actually issued.

 “Acceptable Manager” means (i) Crown Castle USA Inc. or another wholly owned Subsidiary of Parent with experience managing properties similar to the Properties; (ii) another management company chosen by Crown Castle USA Inc. (which other management company shall be a company generally recognized as an experienced operator of communication sites); or (iii) if no Manager is in place pursuant to clause (i) or (ii) of this definition, including as a result of the termination of such Manager, another management company chosen by CCL or, if applicable, the Holders of a majority in principal amount of the outstanding Notes as described under Section 4.15.

“Additional 2017 Notes” means additional 2017 Notes (other than the Initial 2017 Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 2.16 and 4.09 hereof, as part of the same or a different series as the Initial 2017 Notes.

“Additional 2023 Notes” means additional 2023 Notes (other than the Initial 2023 Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 2.16 and 4.09 hereof, as part of the same or a different series as the Initial 2023 Notes.

“Additional Notes” means, collectively, Additional 2017 Notes and Additional 2023 Notes.

“Adjusted Consolidated Cash Flow” means, as of any date of determination, the sum of:

(1)   the Consolidated Cash Flow of CCL for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less CCL’s Tower Cash Flow for such four-quarter period; plus

(2)   the product of four times CCL’s Tower Cash Flow for the most recent fiscal quarter for which internal financial statements are available.

For purposes of making the computation referred to above:

(1)   acquisitions that have been made by CCL or any of its Subsidiaries, including through mergers and consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income; and

(2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Asset Exchange” means any transaction in which CCL or one of its Subsidiaries exchanges assets for assets used or useful in its business, cash or Permitted Investments where the fair market value (evidenced by an officers’ certificate of the Manager delivered to the Trustee) of such assets and cash or Permitted Investments received by CCL and its Subsidiaries in such exchange is at least equal to the fair market value (which determination shall be made in the good faith judgment of the Manager) of the assets disposed of in such exchange.

“Asset Sale” means:

(1)   the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), including an Asset Exchange; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of CCL and its Subsidiaries taken as a whole shall be governed by Section 5.01 and not by Section 4.10; and

(2)   the issue or sale by CCL or any of its Subsidiaries of Equity Interests of any of CCL’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than CCL or a Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a)   that have a fair market value in excess of $10,000,000 or

(b)   for net proceeds in excess of $10,000,000.

Notwithstanding the foregoing provisions of this definition, the following items shall not be deemed to be Asset Sales:

(1)   a transfer of assets by CCL to a Subsidiary of CCL or by a Subsidiary of CCL to CCL or to another Subsidiary of CCL;

(2)   grants of leases or licenses in the ordinary course of business;

(3)   distributions, dividends or disposals of cash or Permitted Investments;

(4)   any disposition of property or equipment that has become damaged, worn out or obsolete or that is no longer useful in the conduct of the business of CCL and its Subsidiaries;

(5)   dispositions in connection with the foreclosure of any Lien not prohibited by this Indenture;

(6)   licenses or sublicenses of intellectual property;

(7)   any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(8)   any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)   with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the limited liability company or any committee thereof duly authorized to act on behalf of such board; and

(4)   with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of CCL to have been adopted by the Boards of Directors of the Issuers or pursuant to authorization by the Boards of Directors of the Issuers and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day excluding (1) Saturday, (2) Sunday, (3) any day which is a legal holiday in the State of New York, the State of Texas or the state in which the designated corporate trust office of the Trustee is located, and (4) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)   in the case of a corporation, corporate stock;

(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CCL” means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A-1 or Exhibit A-2, as applicable, and that is not a Global Note.

“Co-Issuer” means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral” means the collateral described in the Pledge Agreement.

“Company Order” means a written order signed in the name of the Issuers by two Officers, one of whom must be CCL’s principal executive officer, principal financial officer or principal accounting officer and, if such officer of CCL is not also an Officer of the Co-Issuer, one of whom must be the Co-Issuer’s principal executive officer, principal financial officer or principal accounting officer.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee is given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus:

(1)   provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

(2)   consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and actual net payments made (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)   depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)   non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

“Consolidated Indebtedness” means the sum, without duplication, of (1) the total amount of Indebtedness of CCL and its Subsidiaries, (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by CCL or one or more of its Subsidiaries, and (3) the aggregate liquidation value of all Disqualified Stock of CCL and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.  Consolidated Indebtedness shall be calculated on a pro forma basis to exclude any Indebtedness which is redeemable pursuant to its terms and which has been unconditionally called for redemption with a scheduled redemption date within 45 days of the date of determination.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)   the Net Income (but not loss) of any Person other than CCL that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

(2)   the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)   the cumulative effect of a change in accounting principles shall be excluded.

“Corporate Trust Office” means, solely for purposes of presenting the Notes, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10286 and, for all other purposes the designated office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 16th floor, Houston, Texas 77002, Attention: Corporate Trust Services, re:  CC Holdings GS V LLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Custodian” means the Trustee, as Custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt to Adjusted Consolidated Cash Flow Ratio” means, as of any date of determination, the ratio of:

(1)   the Consolidated Indebtedness of CCL as of such date to

(2)   the Adjusted Consolidated Cash Flow of CCL as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a Certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than pursuant to customary asset sale or change of control provisions), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any class of Capital Stock that by its terms authorizes the issuer to satisfy in full its obligations upon maturity, redemption, exchange or repurchase thereof or otherwise, by the delivery of Capital Stock that is not Disqualified Stock, shall not be Disqualified Stock.

“Equity Interests” means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Fiscal Year” means the fiscal year of CCL, which as of the date hereof ends on December 31.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such are in effect on the date hereof.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv) or 2.06(d) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for payment of which the United States pledges its full faith and credit.

“Ground Leases” means (i) each sublease with respect to the Sprint Sites, and (ii) each ground lease granted to CCL or any of its Subsidiaries with respect to the Properties; provided that “Ground Leases” shall not refer to any ground lease where CCL or any of its Subsidiaries is the landlord under such lease.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantors” means each of CCL’s direct and indirect Subsidiaries (other than the Co-Issuer).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Impositions” means (i) all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any of the Properties or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing and (ii) all rent and other amounts payable by CCL and its Subsidiaries under each of the Ground Leases.  Impositions shall not include (x) any sales or use taxes payable by CCL and its Subsidiaries, (y) taxes payable by tenants or guests occupying any portions of the Properties, or (z) taxes or other charges payable by any manager of a Property unless such taxes are being paid on behalf of CCL or its Subsidiaries.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.  The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness shall be the accreted value thereof.

“Indenture” means the Indenture as defined in the preamble hereto, as amended or supplemented from time to time.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, or their respective successors as may be appointed from time to time by the Issuers.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2017 Notes” means the first $500,000,000 aggregate principal amount of 2017 Notes issued under this Indenture on the date hereof.

“Initial 2023 Notes” means the first $1,000,000,000 aggregate principal amount of the 2023 Notes issued under this Indenture on the date hereof.

“Initial Notes” means, collectively, the Initial 2017 Notes and the Initial 2023 Notes.

“Initial Purchasers” means the several initial purchasers listed on Schedule II to the Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Issue Date” means the date on which the Initial Notes are originally issued under this Indenture.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Management Agreement” means the Management Agreement, between CCL, certain of its Subsidiaries and the Manager, dated as of the date hereof, as the same may be amended or supplemented and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which the Manager or any subsequent Manager may hereafter manage one or more of the applicable Properties.

“Management Fee” means, with respect to any period, an amount equal to seven and one-half percent (7½%) of Operating Revenues of CCL and its Subsidiaries, Operating Revenues of any particular Property or the market rate for the provision of such services as determined in the good faith judgment of CCL.

“Manager” means the manager described in the Management Agreement (which initially shall be a wholly owned subsidiary of Parent) or an Acceptable Manager as may hereafter be charged with management of one or more of the Properties in accordance with the terms and conditions hereof.

“Material Adverse Effect” means (A) a material adverse effect (which may include economic or political events) upon the business, operations or condition (financial or otherwise) of CCL and its Subsidiaries (taken as a whole), (B) the material impairment of the ability of any of CCL and its Subsidiaries (taken as a whole) to perform their obligations under this Indenture or the Pledge Agreement to which they are a party (taken as a whole) or (C) the material impairment of the ability of the Trustee to enforce or collect from CCL any principal, interest or premium, if any, on the Notes as they become due.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

(a)   any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

(b)   the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)   any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means (1) the aggregate cash proceeds received by CCL or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or (2) in the case of an Asset Exchange constituting an Asset Sale, any cash or Permitted Investments received by CCL or any of its Subsidiaries in respect thereof, in each case net of:

(a)   the direct costs relating to such Asset Sale or Asset Exchange (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

(b)   taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c)   amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(d)   the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by CCL or any Subsidiary after such Asset Sale; and

(e)   without duplication, any reserves that the Manager determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause (d) or (e) above, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, collectively, the 2017 Notes and the 2023 Notes issued under this Indenture.  The Initial Notes and the Additional Notes of a specific series shall be treated as a single class for all purposes (except as specifically noted otherwise) under this Indenture; and unless the context requires otherwise, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means all obligations, liabilities and Indebtedness of every nature to be paid or performed by the Issuers and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Pledge Agreement, including principal, premium, if any, and interest on the Notes, and all fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Law by or against any of the Issuers or the Guarantors, and the performance of all other terms, conditions and covenants under this Indenture, the Notes, the Note Guarantees and the Pledge Agreement.

“Offering Memorandum” means the Final Offering Memorandum, dated December 11, 2012, with respect to the offer and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed in the name of the Issuers by two Officers, one of whom must be CCL’s principal executive officer, principal financial officer or principal accounting officer and, if such officer of CCL is not also an Officer of the Co-Issuer, one of whom must be the Co-Issuer’s principal executive officer, principal financial officer or principal accounting officer, that meets the requirements of Section 13.04.

“Operating Revenues” means, without duplication, all revenues of CCL and its Subsidiaries from operations or, with respect to any particular Property, all revenues of CCL and its Subsidiaries from the operation of such Property or otherwise allocable to such Property, in each case determined in accordance with GAAP and including, without limitation, all revenues from the leasing, subleasing, licensing, concessions or other grant of the right of the possession, use or occupancy of all or any portion of the Properties or personalty located thereon, or rendering of service by CCL or any of its Subsidiaries, proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under GAAP; but excluding the impact on revenues of accounting for leases with fixed escalators as required by SFAS 13, proceeds from abatements, reductions or refunds of real estate or personal property taxes relating to the Properties, dividends on insurance policies relating to the Properties, condemnation proceeds arising from a temporary taking of all or a part of any Properties, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of the Properties or any part thereof or interest therein and other non-recurring revenues as determined by the Manager, insurance proceeds (other than proceeds from rental or business interruption insurance), other condemnation proceeds, capital contributions or loans to CCL or any of its Subsidiaries.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04.  The counsel may be an employee of or counsel to Parent or any Subsidiary of Parent.

“Parent” means Crown Castle International Corp., a Delaware corporation, and its successors.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Indebtedness” means:

(1)   the incurrence by CCL and its Subsidiaries of the Indebtedness represented by the Notes and the Note Guarantees to be issued on the date hereof and Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (1);

(2)   (a) unsecured trade payables arising out of purchases of goods or services in the ordinary course of business that would otherwise constitute Indebtedness and (b) Indebtedness incurred in the financing of equipment, land or other property in the ordinary course of business, provided that the aggregate amount of any such trade payables and Indebtedness relating to the financing of equipment, land or other property outstanding does not, at any time, exceed $100,000,000 in the aggregate with respect to CCL and its Subsidiaries; and

(3)   the (a) incurrence of unsecured Indebtedness and (b) issuance of Additional Notes by the Issuers under this Indenture (and the related Note Guarantees); provided that CCL’s Debt to Adjusted Consolidated Cash Flow Ratio at the time of the incurrence of such unsecured Indebtedness or issuance of such Additional Notes, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds from such incurrence or issuance, as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements of CCL are available, would have been no greater than 3.5 to 1.

“Permitted Investments” means any one or more of the following obligations or securities:

(1)   United States dollars;

(2)   securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and whose long-term debt securities are rated “A” or better by S&P and “A2” or better by Moody’s;

(4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)   commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)   money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (1) through (5) of this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness of CCL or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of CCL or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)   the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

(2)   such Permitted Refinancing Indebtedness has (i) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) a final maturity date later than 90 days after the scheduled final maturity of the Notes; provided that, for purposes of clause (2)(i), in the case of any Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded that contains an anticipated repayment date by which such Indebtedness must be repaid in full in order to avoid dividend or other cash trap restrictions, the final maturity date of such Indebtedness (for purposes of determining the Weighted Average Life to Maturity) shall be deemed to be such anticipated repayment date; and

(3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Pledge Agreement” means the Pledge and Security Agreement, to be dated as of the date hereof, among CCL, the Co-Issuer and the other Pledgors (as defined therein) from time to time party thereto and the Trustee, as amended or supplemented from time to time in accordance with its terms.

“Properties” means, collectively or individually, the properties (including land and Improvements, and all leaseholds, sub-leaseholds, fee and easements) and all related facilities, owned by CCL and its Subsidiaries as of any date of determination.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement dated December 11, 2012, among the Issuers, the Guarantors, Parent and the Representatives.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, or two other primary treasury dealers selected by the Issuers, and each of their respective successors and any other primary treasury dealers selected by the Issuers; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), the Issuers shall substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 24, 2012, among the Issuers, the Guarantors and the Representatives, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2017 Notes or 2023 Notes, as applicable, sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2017 Notes or 2023 Notes, as applicable, initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such redemption date.

“Representatives” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as Representatives of the several initial purchasers listed on Schedule II to the Purchase Agreement.

“Responsible Officer,” with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors.

“SFAS 13” means Statement of Financial Accounting Standards No. 13 published by the Financial Accounting Standards Board.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Sprint Master Lease Agreement” means, collectively, (i) the Master Lease and Sublease, dated May 26, 2005, by and among STC One LLC, Sprint Telephony PCS, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (ii) the Master Lease and Sublease, dated May 26, 2005, by and among STC Two LLC, SprintCom, Inc., Global Signal Acquisitions II, LLC and Global Signal Inc., (iii) the Master Lease and Sublease, dated May 26, 2005, by and among STC Three LLC, American PCS Communications, LLC, Global Signal Acquisitions II, LLC and Global Signal Inc., (iv) the Master Lease and Sublease, dated May 26, 2005, by and among STC Four LLC, PhillieCo, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (v) the Master Lease and Sublease, dated May 26, 2005, by and among STC Five LLC, Sprint Spectrum L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (vi) the Master Lease and Sublease, dated May 26, 2005, by and among STC Six LLC, Sprint Spectrum, L.P., Global Signal Acquisitions II, LLC and Global Signal Inc., (vii) the other material agreements related to the foregoing, and (viii) any amendments, supplements, modifications, extensions, renewals, restatements or replacements of the foregoing.

“Sprint Sites” means the Properties subject to the Sprint Master Lease Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)   any partnership:

(a)   the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

(b)   the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Tower Cash Flow” means, for any period, the Consolidated Cash Flow of CCL and its Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by CCL, all determined on a consolidated basis and in accordance with GAAP.  Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by CCL or any of its Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue.  In determining this rate, the Issuers assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)   the sum of the products obtained by multiplying:

(a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

(b)   the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)   the then outstanding principal amount of such Indebtedness.

Section 1.02   Other Definitions.

Term	Defined in
“Agent Members”	Section 2.01(e)
“Asset Sale Offer	Section 4.10(e)
“Covenant Defeasance”	Section 8.03
“Depositary”	Section 2.01(b)
“DTC”	Section 2.01(b)
“Event of Default”	Section 6.01(a)
“Excess Proceeds”	Section 4.10(e)
“Issuers”	preamble
“Legal Defeasance”	Section 8.02(a)
“Offer Amount”	Section 3.08(b)
“Offer Period”	Section 3.08(b)
“Paying Agent”	Section 2.03(a)
“Purchase Date”	Section 3.08(b)
“Registrar”	Section 2.03(a)
“Trustee”	Section 8.05

Section 1.03   Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees, means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.  Unless the context otherwise requires:

(a)   a term has the meaning assigned to it;

(b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)   “or” is not exclusive;

(d)   the term “including” means “including without limitation”;

(e)   in the singular include the plural, and in the plural include the singular;

(f)   provisions apply to successive events and transactions;

(g)   references herein to “interest” include any Additional Interest (as defined in the Registration Rights Agreement), if any, that is then payable under the Registration Rights Agreement; and

(h)   references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01   Issuance; Form and Dating.  (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, which are hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).

(b)   All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c)   Notes issued in global form shall be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Notes” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian.

(d)   Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated prior to the stated 40 day period upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof).  Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(e)   Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (1) prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(f)   The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes or Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02   Execution and Authentication.  (a)  An Officer  of each of the Issuers shall sign the Notes by manual or facsimile signature.  Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

(b)   If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(c)   A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)   The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Company Orders, except as provided in Section 2.08 hereof.

(e)   The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate the Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03   Registrar and Paying Agent.  (a) The Issuers shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Trustee shall initially act as the Registrar and Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of the Guarantors may act as Paying Agent or Registrar.

(b)   The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

Section 2.04   Maintenance of Office or Agency; Paying Agent to Hold Money in Trust.  (a)  The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  Such office shall initially be the office of the Trustee.

(b)   The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Guarantor) shall have no further liability for the money.  If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05   Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least 10 days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06   Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Certificated Notes if:

(i)   the Issuers receive notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice;

(ii)   the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes, subject to the rules of the Depositary, which require the consent of each Participant; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Certificated Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act; or

(iii)   there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the events in clauses (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Certificated Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)   Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(1)   both:

(a)   a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(2)   following the occurrence of any of the events described in clauses (i), (ii) or (iii) of Section 2.06(b)(i), both:

(a)   a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (a) above;

provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the applicable Holders in the applicable Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.06(h) hereof.

(iii)   Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(1)   if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof; and

(2)   if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof.

(iv)   Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(1)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(2)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)   such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)   the Registrar receives the following:

(a)   if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(a) thereof; or

(b)   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)   Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) and upon receipt by the Registrar of the following documentation:

(1)   if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (2)(a) thereof;

(2)   if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof;

(3)   if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof;

(4)   if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(a) thereof; or

(5)   if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(6)   if such beneficial interest is being transferred to the Issuers or any Guarantor, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(b) thereof; or

(7)   if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)   Beneficial Interests in Regulation S Temporary Global Note to Certificated Notes.  Notwithstanding Section 2.06(c)(i)(1) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Cerficated Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)   Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(1)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(2)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)   such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)   the Registrar receives the following:

(a)   if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(b) thereof; or

(b)   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)   Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and subject to Section 2.06(a) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)   Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1)   if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (2)(b) thereof;

(2)   if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof;

(3)   if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof;

(4)   if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(a) thereof; or

(5)   if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(6)   if such Restricted Definitive Note is being transferred to the Issuers or any Guarantor, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(b) thereof; or

(7)   if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note, in the case of clause (2) above, the 144A Global Note, and in the case of clause (3) above, the Regulation S Global Note.

(ii)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(1)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(2)   such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)   such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)   the Registrar receives the following:

(a)   if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(c) thereof; or

(b)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee shall cancel the applicable Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)   Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(2), (ii)(4) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)   Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(1)   if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (1) thereof;

(2)   if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof; and

(3)   if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)   Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(1)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(2)   any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)   any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)   the Registrar receives the following:

(a)   if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(d) thereof; or

(b)   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)   Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(i)   one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(ii)   Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)   Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)   Private Placement Legend.

(1)   Except as permitted by subparagraph (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof), except for a Regulation S Global Note or Definitive Note, shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(2)   Except as permitted by subparagraph (C) below, each Regulation S Global Note and Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(3)   Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear a Private Placement Legend.

(ii)   Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)   Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS TRANSFER AND ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)   General Provisions Relating to Transfers and Exchanges.

(i)   To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)   No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10 and 9.05 hereof).

(iii)   The Registrar shall not be required to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid Obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)   Neither the Registrar nor the Issuers shall be required:

(1)   to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(2)   to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3)   to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)   Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(vii)   The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07   Additional Transfer and Exchange Requirements.

(a)   Reserved.

(b)   Transfer and Exchange of Certificated Notes.  In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.06(a) hereof, on or after such event when Certificated Notes are presented by a Holder to a Registrar with a request:  (x) to register the transfer of the Certificated Notes to a person who shall take delivery thereof in the form of Certificated Notes only; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Indenture are satisfied; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A-1 or Exhibit A-2 hereof, as applicable, and, if applicable, a transfer certificate in the form included in Exhibit C-1 or Exhibit C-2 hereto, as applicable, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(c)   Transfers of Certificated Notes for Beneficial Interest in Global Notes.  In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.06(a) hereof, which required such exchange shall cease to exist, the Issuers shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.  Thereafter, if Certificated Notes are presented by a Holder to a Registrar with a request:  (x) to register the transfer of such Certificated Notes to a person who shall take delivery thereof in the form of a beneficial interest in a Global Note; or (y) to exchange such Certificated Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests shall be owned by the Holder transferring such Certificated Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Issuers shall issue and the Trustee shall authenticate and deliver a new Global Note; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form in the form included in Exhibit A-1 or Exhibit A-2 hereto, as applicable, and, if applicable, a transfer certificate  in the form included in Exhibit C-1 or Exhibit C-2 hereto, as applicable, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(d)   Transfers to the Issuers.  Nothing in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Issuers or any Guarantor.

(e)   No Obligation of the Trustee.  (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of the Depositary, or a Participant or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners.

(ii)   The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08   Mutilated, Destroyed, Lost and Stolen Notes.  (a)  If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)   If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)   In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

(d)   Upon the issuance of any new Note under this Section 2.08, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)   Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f)   The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09   Outstanding Notes.  (a)  The Notes of a specific series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.

(b)   If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)   If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)   If the Paying Agent (other than the Issuers, a Guarantor or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

(e)   A Note does not cease to be outstanding because the Issuers or an Affiliate hold the Note.

Section 2.10   Treasury Notes.  In determining whether the Holders of the required principal amount of Notes of a specific series have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11   Temporary Notes.  In the event Certificated Notes are to be issued under the terms of this Indenture, until certificates representing the Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate Certificated Notes in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the Certificated Notes.

Section 2.12   Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Issuers, unless the Issuers otherwise directs.  The Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.13   Defaulted Interest.  If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date.  The Issuers shall fix the record date and payment date.  At least 30 days before the record date, the Issuers shall mail to the Trustee and to each Holder of the Notes a notice that states the record date, the payment date and the amount of interest to be paid.  The Issuers may pay defaulted interest in any other lawful manner.

Section 2.14   CUSIP Numbers.  The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.15   No Sinking Fund.  No sinking fund shall be provided with respect to the Notes.

Section 2.16   Issuance of Additional Notes.  (a)  After the date hereof, the Issuers shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms as the respective series of Initial Notes, other than with respect to the date of issuance and the amount of the issue price.  Such Additional Notes may be issued in one or more series and with the same or different CUSIP number than the 2017 Notes or the 2023 Notes, as applicable; provided, however, that the same CUSIP number may be issued only if the Additional Notes of a specific series issued are fungible with the Notes of the same series for U.S. Federal income tax purposes.  Any such Additional 2017 Notes or Additional 2023 Notes shall be treated as part of the same series as the 2017 Notes and the 2023 Notes issued pursuant to this Indenture, respectively, for the purpose of voting under this Indenture.  Holders of any such Additional Notes will share equally and ratably in the Collateral with the Holders of the Notes offered hereby.

(b)   With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(i)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.09 that the Issuers are relying on to issue such Additional Notes; and

(ii)   the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.  If the Issuers desire to redeem all or part of the Notes of either series pursuant to Section 3.07, it shall notify the Trustee of the redemption date and the principal amount of the Notes to be redeemed.  The Issuers shall give the notice to the Trustee at least 30 but no more than 60 days before the redemption date.

Section 3.02   Selection of Notes to Be Redeemed.  (a)  If less than all of the Notes of a series are to be redeemed at any time, the Trustee shall select Notes for redemption of the series to be redeemed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

(b)   No Notes of $2,000 of principal amount at maturity or less shall be redeemed in part.  Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address.  Notices of redemption may be conditional.

(c)   If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption, subject to any condition included in the applicable notice of redemption, become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03   Notice of Redemption.  (a)  At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.  The notice shall identify the Notes to be redeemed and shall state:

(i)   the redemption date;

(ii)   the redemption price;

(iii)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(iv)   the name and address of the Paying Agent;

(v)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)   that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and, unless the Issuers default in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(vii)   the paragraph of the Notes and/or provision of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

(b)   At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior (or such shorter period of time as the Trustee may agree) to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

Section 3.04   Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 hereof, the Notes called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may be conditional.

Section 3.05   Deposit of Redemption Price.  (a) One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all the Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)   If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06   Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee, upon receipt of a Company Order, shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07   Optional Redemption.  At the Issuers’ option, the Notes of either series may be redeemed at any time in whole or in part.  If the Issuers elect to redeem the Notes of a series, the Issuers shall pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date: (1) 100% of the aggregate principal amount of the Notes of such series of Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of such series of Notes to be redeemed.  In determining the present values of the Remaining Scheduled Payments, the Issuers shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to (1) in the case of the 2017 Notes, the Treasury Rate plus 25 basis points and (2) in the case of the 2023 Notes, the Treasury Rate plus 35 basis points.

Section 3.08   Offer to Purchase by Application of Excess Proceeds.  (a) In the event that, pursuant to Section 4.10(e) hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b)   The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the aggregate principal amount (or accreted value, as applicable), plus accrued and unpaid interest, if any (except as provided in Section 3.08(c) hereof), of Notes hereof (on a pro rata basis if Notes tendered are in excess of the Excess Proceeds) (which maximum amount shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)   If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)   Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)   that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)   that any Note not tendered or accepted for payment shall continue to accrue interest;

(iii)   that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(iv)   that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 and integral multiples of $1,000 only;

(v)   that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent, at the address specified in the notice at least three days before the Purchase Date;

(vi)   that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)   that, if the aggregate principal amount (or accreted value, as applicable) of Notes  surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000, shall be purchased); and

(viii)   that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e)   On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes, or portions thereof, tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08.  The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and if the Note surrendered was a Certificated Note, the Issuers shall promptly issue a new Certificated Note, without service charge, and the Trustee, upon receipt of a Company Order, shall authenticate and mail, or cause to be transferred by book entry, such new Certificated Note to such Holder, in a principal amount equal to any unpurchased portion of the Certificated Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f)   The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to this Section 3.08.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.08 hereof, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 3.08 or Section 4.10 hereof by virtue of such compliance.

(g)   Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01   Payment of Notes.  (a)  The Issuers shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes.  Principal of and interest on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Issuers any Guarantor thereof, holds as of 10:00 a.m., New York Time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuers shall notify the Trustee in writing if Additional Interest is owed under the Registration Rights Agreement.

(b)   The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.  (a)  The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)   The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)   The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03   Reports.  (a)  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, CCL shall furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations applicable to a registrant that is not an accelerated filer or a large accelerated filer:

(i)   annual audited consolidated financial statements and quarterly consolidated financial statements for CCL (including financial statement footnotes as would otherwise be required in financial statements for such periods filed with the SEC) and management’s discussion and analysis of the results of operations and a description of the business of CCL and its Subsidiaries as of the date of such report (but, in the case of this clause (i), only to the extent similar information is included in the Offering Memorandum); provided that such obligation to prepare management’s discussion and analysis of the results of operations shall be satisfied to the extent Parent or CCL includes similar information with respect to the business of CCL and its Subsidiaries in its filings with the SEC; and

(ii)   all current reports that would be required to be filed with the SEC on Form 8-K pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) or 5.01 (Changes in Control of Registrant) if CCL were required to file such reports; provided, however, that no such current report shall be required to be furnished if CCL determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial positions or prospects of CCL and its Subsidiaries taken as a whole; provided further, however, that this clause (ii) shall be satisfied to the extent Parent or CCL files such current report on Form 8-K with respect to such event with the SEC.

(b)   Each annual report shall include a report on CCL’s consolidated financial statements by CCL’s certified independent accountants.

(c)   No later than the date CCL is required to provide the reports specified in Sections 4.03(a) and (b) above to the Trustee and the Holders, either (i) CCL shall post such reports on its website (or the website of Parent) and maintain such posting so long as any Notes remain outstanding or (ii) Parent or CCL shall file or furnish such reports on its Form 10-K, 10-Q or 8-K, as the case may be, on EDGAR.  To the extent such postings or filings are made, the reports shall be deemed to be furnished to the Trustee and Holders.

(d)   CCL agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file the reports required pursuant to this Section 4.03 with the SEC, it shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

   Notwithstanding anything contained in this Section 4.03 to the contrary, if CCL at any time after the Issue Date is or was subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, CCL shall file with the SEC (unless the SEC will not accept such a filing), and promptly after such filing furnish to the Trustee and the Holders (or cause the Trustee to furnish to the Holders) with, such annual and other reports (but, with respect to current reports, only those current reports specified in clause 4.03(a)(ii) above) as are specified in Sections 13 and 15(d) of the Exchange Act, such reports to be so filed and furnished within the time periods specified in the first sentence of this Section 4.03 and containing all the information, audit reports and exhibits required for such reports.  If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, CCL shall post the reports specified in the preceding sentence on its website (or the website of Parent) within the time periods set forth in the first sentence of this covenant.  To the extent such postings or filings are made, the reports shall be deemed to be provided to the Trustee and the Holders.

Section 4.04   Compliance Certificate.  (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of CCL and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

(b)   The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after the occurrence thereof, notice of any event that constitutes or, with the giving of notice or the passage of time or both, would constitute a Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05   Taxes.  The Issuers shall pay, and shall cause each Guarantor to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06   Stay, Extension and Usury Laws.  The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Reserved.

Section 4.08   Reserved.

Section 4.09   Incurrence of Indebtedness.  CCL shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become liable with respect to any Indebtedness except Permitted Indebtedness.

Section 4.10   Asset Sales; Asset Exchanges.  (a)  CCL shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(i)   CCL (or its Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(ii)   fair market value is determined by the Manager;

(iii)   with respect to any Asset Sale or series of related Asset Sales between CCL or its Subsidiaries, on the one hand, and an Affiliate of CCL (other than its Subsidiaries), on the other, that involves consideration in excess of $50,000,000, the aggregate fair market value of the assets or rights of CCL or its Subsidiaries included in such Asset Sale or series of related Asset Sales is determined by the Manager after receiving an opinion or appraisal as to such valuation issued by an investment banking firm, accounting firm or appraisal firm of national standing (provided such firm is not an Affiliate of the Manager);

(iv)   except in the case of an Asset Exchange, 75% of the consideration received in such Asset Sale by CCL or such Subsidiary is in the form of cash or Permitted Investments; and

(v)   no Event of Default shall have occurred and be continuing and an Event of Default would not occur as a result of such Asset Sale.

(b)   For purposes of Section 4.10(a)(iv) above only, each of the following shall be deemed to be cash:

(i)   any liabilities, as shown on CCL’s or such Subsidiary’s most recent balance sheet, of CCL or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases CCL or the applicable Subsidiary from further liability; and

(ii)   any securities, notes or other obligations received by CCL or any Subsidiary from the transferee that are converted by CCL or the Subsidiary into cash within 270 days of the applicable Asset Sale, to the extent of the cash received in that conversion.

(c)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, CCL or such Subsidiary may apply such Net Proceeds to make capital expenditures or acquire other long-term assets (including long-term land use easements, ground leases and similar land rights) that are used or useful in the business.

(d)   Pending the final application of any Net Proceeds, CCL or such Subsidiary may apply or invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e)   Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) (whether by election or the passage of time) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuers shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”).  The offer price in any Asset Sale Offer shall be payable in cash and shall be equal to 100% of the principal amount of any Notes, plus the accrued and unpaid interest, if any, to the date of purchase.  Each Asset Sale Offer shall be made in accordance with the procedures set forth in this Indenture.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use the remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Upon completion of the Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f)   The Issuers shall comply with the requirements of any securities laws or regulations applicable to any Asset Sale Offer.  If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.10 by virtue of the compliance.

Section 4.11   Transactions with Affiliates.  CCL shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than CCL or another Subsidiary of CCL) of CCL or any of its Subsidiaries, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of CCL and upon fair and reasonable terms that are no less favorable to CCL or any of its Subsidiaries than would reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of CCL or any its Subsidiaries (other than CCL or another Subsidiary of CCL).  The Management Agreement and the performance of the parties thereunder, including the payment of the Management Fee (and any reasonably comparable management agreement and reasonably comparable management fee entered into in replacement of such Management Agreement and Management Fee) shall be permitted under this Section 4.11.

Section 4.12   Liens.  CCL shall not, and shall not permit its Subsidiaries to, permit their respective interests in the Properties or any other Collateral for the Notes or the Note Guarantees to be encumbered by any Liens other than:

(a)   those created pursuant to this Indenture and the Pledge Agreement;

(b)   Liens existing on the Issue Date; provided that such existing Liens do not secure obligations in the aggregate in excess of $10,000,000;

(c)   Liens existing on the Issue Date to the extent the Indebtedness and other obligations purportedly secured thereby have been paid in full (or sufficient cash has been deposited (and such deposit shall have become irrevocable) into an account with a trustee in respect of such Indebtedness pending repayment or redemption of such Indebtedness) and the Liens have been (or shall, within 20 days of the Issue Date, be) released (other than any mortgage filing not yet terminated that does not secure an outstanding obligation); provided that (i) CCL and its Subsidiaries are diligently taking such actions necessary to terminate any such mortgage filings and (ii) CCL provides documentation on a quarterly basis to the Trustee evidencing its progress in terminating any such mortgage filings;

(d)   future Liens for property taxes and assessments not then delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with this Indenture;

(e)   Impositions not yet due and payable or Liens arising after the Issue Date that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with this Indenture;

(f)   statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens that arise by operation of law after the date hereof are incurred in the ordinary course of business and are discharged by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith in accordance with this Indenture;

(g)   Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business and permitted to be incurred pursuant to subsection (2) of the definition of “Permitted Indebtedness” in Section 1.01 hereof;

(h)   all easements, rights-of-way, restrictions, licenses or restrictions on use and other similar charges or non-monetary encumbrances against real property that do not result in a Material Adverse Effect, as determined in good faith by the Manager;

(i)   Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(j)   Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(k)   judgment Liens with respect to which CCL or any of its Subsidiaries shall then be proceeding with an appeal or other proceeding for review;

(l)   Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(m)   leases and subleases of property in the ordinary course of business which do not materially interfere with the ordinary conduct of the business.

Section 4.13   Additional Guarantees.  If CCL or any of its Subsidiaries acquires or creates another Subsidiary after the date hereof, then such newly acquired or created Subsidiary shall guarantee the Notes and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created.

Section 4.14   Limitation on Sale or Issuance of Equity Interests of Subsidiaries.  CCL shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell or issue any Equity Interests of a Subsidiary, provided, however, that a Subsidiary of CCL may issue Equity Interests so long as following any such issuance, CCL directly or indirectly continues to own 100% of the Equity Interests of such Subsidiary and, to the extent other Equity Interests of that Subsidiary constitute Collateral at the time of such issuance, such newly-issued Equity Interests would constitute Collateral.

Section 4.15   Management Agreement.

(a)   CCL shall, and shall cause its Subsidiaries to, cause the Manager (including any replacement manager that is an Acceptable Manager) to manage the Properties in accordance with the Management Agreement in all material respects. CCL shall, and shall cause its Subsidiaries to, (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of CCL and each Subsidiary required to be performed and observed and (ii) promptly notify the Trustee of any notice to any of CCL or its Subsidiaries of any material default under the Management Agreement of which it is aware.

(b)   Holders of a majority in principal amount of the outstanding Notes shall have the right to remove the Manager and replace such Manager with a Person to be selected by CCL and reasonably acceptable to the Trustee (or, if an Event of Default has occurred and is then continuing, selected by the Trustee) and without payment of any termination fee, upon the earliest to occur of any one or more of the following events: (i) an Event of Default has occurred and is then continuing, (ii) 30 days after notice from Trustee to CCL if the Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement or (iii) the Manager defaults under the Management Agreement, such default is reasonably likely to have a Material Adverse Effect, and such default remains unremedied for 30 days following written notice to the Manager.

(c)   Notwithstanding any provision to the contrary herein, the Trustee shall have no duty or responsibility to monitor the performance of the Manager under the Management Agreement and shall not be deemed to have knowledge of any aspect of such performance whatsoever unless a Responsible Officer of the Trustee has actual knowledge thereof and the Trustee shall have no obligation to take any action with respect to the Manager, the Management Agreement or the Manager’s performance thereunder unless and until, subject to Section 6.05, the Trustee shall have been directed in writing to do so by the Holders of a majority in principal amount of the outstanding Notes.  In no event shall the Trustee have any obligation to determine whether any default by the Manager under the Management Agreement, whether or not known to the Trustee, is reasonably likely to have a Material Adverse Effect.

Section 4.16   Maintenance and Repair.  CCL shall, and shall cause its Subsidiaries to, maintain and keep the Properties, considered as a whole, in good condition, repair and working order, and CCL shall, and shall cause its Subsidiaries to, cause to be made such repairs, renewals, replacements, betterments and improvements thereof as, in the judgment of the Manager, CCL or such Subsidiary, may be necessary in order that the operation of the Properties, considered as a whole, may be conducted in accordance with common industry practice in all material respects; provided, however, that nothing shall prevent the Manager, CCL or such Subsidiary from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Properties; and provided, further, that nothing shall prevent the Manager, CCL or such Subsidiary from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Properties so long as any such sale, transfer or other disposition is permitted by, and conducted in accordance with, the terms of this Indenture.

Section 4.17   Hazard, Liability and Other Insurance.  CCL shall maintain, or cause its Subsidiaries to maintain, insurance with respect to its Properties for physical hazard, flood (for any Property located in an area of “special flood hazard”), earthquake (for any such Property located in an area prone to “geological phenomenon”) and business interruption, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by insurance companies that the Manager or CCL believe to be reputable.

Section 4.18   Additional Interest Notice. In the event that the Issuers are required to pay additional interest to Holders pursuant to the Registration Rights Agreement, the Issuers will provide written notice (an “Additional Interest Notice”) to the Trustee of their obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 5

SUCCESSORS

Section 5.01   Merger, Consolidation or Sale of Assets; Limitation on Changes of Control.  (a) CCL shall not and shall not permit any Subsidiary to:

(i)   consolidate or merge with or into; or

(ii)   sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its Properties or assets in one or more related transactions,

in each case, to another corporation, Person or entity, unless:

(1)   the resulting, surviving or transferee entity is either CCL or such Subsidiary, as the case may be, or is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of CCL’s or such Subsidiary’s, as the case may be, obligations under this Indenture or Note Guarantee; and

(2)   immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing.

(b)   Section 5.01(a)(i) shall not restrict a merger by CCL or any Subsidiary with or into CCL or another Subsidiary of CCL or a merger entered into solely for the purpose of reincorporating CCL or such Subsidiary in another jurisdiction.

(c)   Transfers of the direct or indirect ownership of Voting Stock of CCL by Parent shall not be permitted, except for any of the following:

(i)   a transfer following which Parent owns, directly or indirectly, a majority of the Voting Stock of CCL;

(ii)   a transfer of no more than 49% of the direct or indirect Voting Stock of CCL (in the aggregate);

(iii)   a transfer or a series of transfers the result of which is the proposed transferee (together with its Affiliates) becoming the owner of a majority of the Voting Stock of CCL, so long as either (x) none of S&P, Moody’s or Fitch will issue a downgrade, withdrawal or qualification of the rating given to the Notes upon consummation of such transfer or series of transfers or (y) immediately after giving effect to such proposed transfer or series of transfers, at least one of S&P, Moody’s or Fitch shall continue to rate the Notes as Investment Grade; and

(iv)   any transfer or issuance of Capital Stock of Parent or any merger of Parent with or into another Person or entity.

Section 5.02   Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of CCL in accordance with Section 5.01(a) or (b) hereof, the successor corporation formed by such consolidation or into or with which CCL is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to “CCL” shall refer instead to the successor corporation and not to CCL), and may exercise every right and power of CCL under this Indenture with the same effect as if such successor Person had been named CCL herein, and the predecessor CCL, except in the case of a lease that meets the requirements of Section 5.01, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01   Events of Default.  (a)  Each of the following constitutes an “Event of Default”:

(i)   failure of the Issuers to pay interest on the Notes within 30 days of being due;

(ii)   failure of the Issuers to pay any principal of, or premium, if any, when the same is due on the Notes;

(iii)   failure by CCL to consummate an Asset Sale Offer in accordance with the provisions of this Indenture applicable to such offer;

(iv)   except as otherwise set forth in clauses (iii) and (v) of this Section 6.01, any default in the performance of or compliance with any of the obligations under the covenants set forth in Sections 4.09 through 4.17 hereof or Section 5.01 hereof, if such default is not fully cured within 60 days after written notice to CCL (or such longer period as may be required to effectuate such cure not to exceed 90 days);

(v)   any default in the performance of or compliance with any obligations under Section 4.03 if such default is not fully cured within 120 days following written notice to CCL;

(vi)   any default in the performance of or compliance with any other obligations imposed by this Indenture and the Pledge Agreement that is reasonably likely to have a Material Adverse Effect if such default is not fully cured within 30 days after written notice to CCL (or such longer period as may be required to effectuate such cure not to exceed 90 days);

(vii)   entry of any final judgment against CCL or any of its Subsidiaries or any of their assets that is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), which would have a Material Adverse Effect and remains undischarged or unstayed for a period of 60 days;

(viii)   except as permitted by this Indenture, any Note Guarantee or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary, or any Person acting on behalf of any Subsidiary, denies or disaffirms its obligation under its Note Guarantee or the Pledge Agreement in writing;

(ix)   CCL or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(1)   commences a voluntary case,

(2)   consents to the entry of an order for relief against it in an involuntary case,

(3)   consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)   makes a general assignment for the benefit of its creditors, or

(5)   generally is not paying its debts as they become due; or

(x)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)   is for relief against CCL or any of its Subsidiaries in an involuntary case;

(2)   appoints a custodian of CCL or any of its Subsidiaries or for all or substantially all of the property of CCL or any of its Subsidiaries; or

(3)   orders the liquidation of CCL or any of its Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)   A Default under Sections 6.01(a)(iv), (v) or (vi) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify CCL of the Default and CCL does not cure such Default within the time specified after receipt of such notice.

Section 6.02   Acceleration.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(ix) or Section 6.01(a)(x), with respect to the Issuers, all outstanding Notes shall be due and payable without further action or notice.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.  Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

Section 6.03   Other Remedies.  (a)  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of the Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06   Limitation on Suits.  (a) A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(i)   such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)   such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)   during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b)   A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.  (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

(b)   The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01   Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)   Except during the continuance of an Event of Default:

(i)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)   this paragraph does not limit the effect of Section 7.01(b);

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (g).

(e)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

Section 7.02   Rights of Trustee.  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)   The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)   The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g)   The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Issuers or any Holders  by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)   The Trustee may from time to time request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)   The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(l)   In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)   In no event shall the Trustee have any obligation for determining whether any event would result in a Material Adverse Effect.

Section 7.03   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in this Indenture, in the Notes, or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.

Section 7.05   Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of a Default or an Event of Default in payment of the principal amount of (or the portion thereby specified in the Notes), premium, if any, or accrued and unpaid interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06   Reports by Trustee to Holders.  (a) Within 60 days after each June 15, beginning with the first June 15 after the date hereof, for so long as the Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b)   A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07   Compensation and Indemnity.  (a) The Issuers shall pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Issuers or otherwise).  The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers of its indemnity obligations hereunder.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

(b)   To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on the Notes.

(c)   The Issuers’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08   Replacement of Trustee.  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)   The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee and may appoint a successor Trustee.  The Issuers shall remove the Trustee if:

(i)   the Trustee fails to comply with Section 7.10 hereof;

(ii)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)   a Custodian or public officer takes charge of the Trustee or its property; or

(iv)   the Trustee otherwise becomes incapable of acting.

(c)   If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(e)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(f)   If the Trustee fails to comply with Section 7.10, after written notice hereto, the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)   Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09   Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10   Eligibility; Disqualification.  (a) The Trustee shall at all times satisfy the requirements of TIA §310(a).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

(b)   This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).

Section 7.11   Preferential Collection of Claims Against Issuers.  The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12   Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a)   Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)   The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Pledge Agreement or the Management Agreement by the Issuers, the Guarantors or the Manager.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at the option of the Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02   Legal Defeasance and Discharge.  (a) Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their Obligations with respect to a series of Notes outstanding and all Obligations of the Guarantors discharged with respect to the applicable Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the series of outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of their other Obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)   the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(ii)   the Issuers’ Obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ Obligations in connection therewith; and

(iv)   the Legal Defeasance provisions of this Indenture.

(b)   Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03   Covenant Defeasance.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their Obligations under the covenants contained in Sections 4.03 through Sections 4.18 hereof and 5.01(c) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a)(iii) through Section 6.01(a)(viii) hereof shall not constitute Events of Default.

Section 8.04   Conditions to Legal or Covenant Defeasance.  (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(i)   the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of such series on the Stated Maturity or on the redemption date, as the case may be, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(ii)   in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(1)   the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)   since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the applicable series shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)   in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of the applicable series shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)   no Default or Event of Default shall have occurred and be continuing either:

(1)   on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(2)   insofar as Events of Default from bankruptcy or insolvency events with respect to the Issuers are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than this Indenture, to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(vi)   the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vii)   the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(viii)   the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b)   The Collateral shall be released from the Lien securing the Notes, as provided in Section 10.02 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions of this Article 8.

Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)   The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)   Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment to Issuers.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07   Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ Obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their Obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders.  (a) Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Pledge Agreement without the consent of any Holder of either series of Notes to:

(i)     cure any ambiguity, omission, defect or inconsistency;

(ii)    provide for uncertificated Notes in addition to or in place of Certificated Notes;

(iii)   provide for the assumption of CCL’s or any of its Subsidiaries obligations to Holders and the Note Guarantees in the case of a merger or consolidation;

(iv)   make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(v)    comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)   conform the text of this Indenture or the Notes to any provision under the caption “Description of Notes” in the Offering Memorandum;

(vii)   provide that, with respect to the issuance of Additional Notes otherwise permitted under this Indenture, such Additional Notes may be issued in one or more series; or

(viii)   make, complete or confirm (a) any grant of Collateral permitted or required by this Indenture or the Pledge Agreement and (b) any release of Collateral that becomes effective as set forth in this Indenture or the Pledge Agreement.

(b)   Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent of Holders.  (a) Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.08 and 4.10 hereof),the Notes, the Note Guarantees and the Pledge Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting together as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Pledge Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting together as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided that (i) if any such amendment, supplement or waiver would by its terms disproportionately and adversely affect either series of Notes under this Indenture, such amendment, supplement or waiver shall also require the consent of Holders of a majority in principal amount of the then outstanding Notes of such series and (ii) if any such amendment, supplement or waiver would only affect the Notes of one series, then only the consent of the Holders of a majority in principal amount of the then outstanding Notes of such affected series (and not the consent of a majority in principal amount of all Notes issued under this Indenture and then outstanding) shall be required.  Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)   Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)   It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)   After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting together as a single class, may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes, the Note Guarantees or the Pledge Agreement.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 or otherwise may not (with respect to any Notes held by a non-consenting Holder):

(i)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)   reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption (other than the notice period), but not any required repurchase in connection with an Asset Sale Offer, of the Notes;

(iii)   reduce the rate of or extend the time for payment of interest on any Note;

(iv)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, excluding a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(v)   make any Note payable in money other than that stated in the Notes;

(vi)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(vii)   waive a redemption payment, but not any payment upon a required repurchase in connection with an Asset Sale Offer, with respect to any Note; or

(viii)   make any change in the foregoing amendment and waiver provisions.

(e)   In addition, without the consent of Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, voting together as a single class, no amendment, supplement or waiver may release:

(i)   any Guarantor from its Note Guarantee; or

(ii)   any Collateral from the Liens pursuant to the Pledge Agreement;

other than, in each case, in accordance with this Indenture or, in the case of the release of any Collateral, in accordance with this Indenture and the Pledge Agreement; provided that (A) if any such amendment, supplement or waiver would by its terms disproportionately and adversely affect either series of Notes under this Indenture, such amendment, supplement or waiver shall also require the consent of Holders of at least two-thirds in aggregate principal amount of the then outstanding Notes of such series and (B) if any such amendment, supplement or waiver would only affect the Notes of one series, then only the consent of the Holders of at least two-thirds in aggregate principal amount of the then outstanding Notes of such affected series (and not the consent of two-thirds in aggregate principal amount of all Notes issued under this Indenture and then outstanding) shall be required.

Section 9.03   Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect if the Indenture is then qualified thereunder.

Section 9.04   Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   Notation on or Exchange of Notes.  (a)  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers, in exchange for all Notes, may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)   Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   Trustee to Sign Amendments, etc.  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01   Collateral and Pledge Agreement.  (a)  The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Obligations of the Issuers and the Guarantors to the Holders and the Trustee shall be secured as provided in the Pledge Agreement, which defines the terms of the Liens that secure the Obligations.  The Trustee and the Issuers hereby acknowledge and agree that the Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Pledge Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Pledge Agreement (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  Subject to the terms of the Pledge Agreement, the Issuers shall deliver to the Trustee copies of all documents required to be delivered to the Trustee pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  Subject to the terms of the Pledge Agreement, the Issuers shall take, and shall cause the Subsidiaries of CCL to take, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of CCL and the Guarantors hereunder, a perfected, first priority security interest (subject to certain exceptions described under Section 4.12 hereof) in all Collateral under the Pledge Agreement.  Notwithstanding the foregoing, the Pledge Agreement may be amended from time to time to add other parties, in each case to the extent permitted to be incurred under Sections 4.09 and 4.12 of this Indenture.

(b)   The Trustee is authorized and directed to (i) enter into the Pledge Agreement, (ii) bind the Holders on the terms as set forth in the Pledge Agreement and (iii) perform its obligations under the Pledge Agreement.

Section 10.02   Release of Collateral.  (a)  The Issuers and the Guarantors shall be entitled to the release of the Collateral from the Liens securing the Notes under one or more of the following circumstances:

(i)   to enable CCL or any Subsidiary to consummate the disposition of such Collateral as permitted by Section 4.10 hereof; or

(ii)   as described in Article 9 hereof.

(b)   Upon the release of any Subsidiary from its Note Guarantee, if any, in accordance with the terms of this Indenture, the Lien on any Collateral held by such Guarantor and the Lien on any pledged Equity Interests issued by such Guarantor shall automatically terminate.

(c)   Upon the occurrence of (i) payment in full of the principal of, accrued and unpaid interest on, and premium, if any, on the Notes and any and all other Obligations under this Indenture, the Note Guarantees and the Pledge Agreement that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a discharge of this Indenture as described under Article 8 or Article 12, the Liens on all Collateral created under the Pledge Agreement for the benefit of the Holders of the Notes shall terminate.

(d)   Upon any sale or other transfer by CCL or any Subsidiary of any Collateral that is permitted hereunder, the Liens and the security interests in such Collateral shall be automatically released.

Section 10.03   Further Assurances; Insurance.  (a)  The Issuers shall do or cause to be done all acts and things that may be required, or that the Trustee from time to time may reasonably request, to assure and confirm that the Trustee holds, for the benefit of the Holders, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under this Indenture, the Notes and the Pledge Agreement.

(b)   Upon the reasonable request of the Trustee at any time and from time to time, the Issuers shall promptly execute, acknowledge and deliver such Pledge Agreement, instruments, certificates, notices and other documents, and take such other actions as will be reasonably required, or that the Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred.

Section 10.04   Permitted Releases Not To Impair Lien.  (a)  The release of any Collateral from the terms hereof and of the Pledge Agreement or the release of, in whole or in part, the Liens created by the Pledge Agreement, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the Pledge Agreement and the terms of this Article 10.  The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Pledge Agreement and of this Article 10 shall not be deemed for any purpose to be in contravention of the terms of this Indenture.

(b)   To the extent applicable, CCL will cause TIA Section 314(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Pledge Agreement, to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an officer of CCL, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.  Notwithstanding anything to the contrary in this Section 10.04(b), CCL will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, whether or not issued to CCL by the SEC, or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

Section 10.05   Suits To Protect the Collateral.  (a)  Subject to the provisions of Article 7 hereof and the Pledge Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may take all actions it deems necessary or appropriate in order to:

(i)    enforce any of the terms of the Pledge Agreement; and

(ii)   collect and receive any and all amounts payable in respect of the Obligations of CCL, the Co-Issuer and each Guarantor.

(b)   Subject to the provisions of the Pledge Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

Section 10.06   Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.  Subject to the provisions of the Pledge Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.07   Purchaser Protected.  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of CCL, the Co-Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 10.08   Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon CCL, the Co-Issuer or any Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of CCL, the Co-Issuer or any Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 10.09   Release Upon Termination of CCL’s Obligations.  In the event that the Issuers deliver to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that all the Obligations under this Indenture, the Notes and the Pledge Agreement have been satisfied and discharged by complying with the provisions of Article 8 or Article 12 and Section 7.07 or by payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture and the Note Guarantees under this Indenture and the Pledge Agreement that are due and payable and all such Obligations have been so satisfied and discharged, the Trustee shall deliver to the Issuers a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and shall be deemed not to hold a Lien in the Collateral and shall do or cause to be done at the written request of CCL all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE 11

NOTE GUARANTEES

Section 11.01   Guarantee.

(a)   Reserved.

(b)   Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that:

(i)   the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)   in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

   Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)   The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

(d)   If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)   Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02   Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article 11, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03   Guarantors May Consolidate, etc., on Certain Terms.  (a)  Except as otherwise provided in Section 11.04 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(i)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)   either:

(1)   subject to Section 11.04 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(2)   the Net Proceeds of such sale or other disposition are applied in accordance with (and to the extent required by) the applicable provisions of this Indenture and the Pledge Agreement.

(b)   In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c)   Except as set forth in Articles 4 and 5 hereof, and notwithstanding Section 11.03(a)(ii) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 11.04   Releases.

(a)   In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) CCL or a Subsidiary of CCL then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be automatically released and relieved of any Obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with (and to the extent required by) the applicable provisions of this Indenture, including without limitation Section 4.10 hereof; provided, further, that the failure to apply the Net Proceeds of such sale or other disposition in accordance with the applicable provisions of this Indenture shall constitute an Event of Default, but shall not result in the reinstatement of any Note Guarantee released in accordance with the provisions of this Section 11.04 hereof.  Upon delivery by CCL to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by CCL in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute at the written request of CCL any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Note Guarantee.

(b)   Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor shall be released and relieved of any Obligations under its Note Guarantee.

(c)   Any Guarantor not released from its Obligations under its Note Guarantee as provided in this Section 11.04 shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture to the extent provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01   Satisfaction and Discharge.  (a) This Indenture and the Pledge Agreement shall be discharged and shall cease to be of further effect as to a series of Notes and the applicable Note Guarantees issued hereunder, when:

(i)   either:

(1)   all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2)   all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year or are to be called for redemption within one year and CCL has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire principal and premium, if any, and accrued interest to the date of maturity or redemption on all Notes of such series not delivered to the Trustee for cancellation;

(ii)   CCL has paid or caused to be paid all sums payable by it under this Indenture with respect to such series of Notes; and

(iii)   CCL has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such series of Notes at maturity or on the redemption date, as the case may be.

(b)   In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)   The Collateral shall be released from the Lien securing the Notes, as provided in Section 10.02 hereof, upon a satisfaction and discharge in accordance with this Section 12.01.

ARTICLE 13

MISCELLANEOUS

Section 13.01   Trust Indenture Act Controls.  If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02   Notices.  (a)  Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057
Telecopier No.: (713) 570-3150
Attention: Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Telecopier No.: (212) 474-3700
Attention: Stephen L. Burns

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax: (713) 483-6959
Attention: Corporate Trust Services, re: CC Holdings GS V LLC

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, except to the extent the Trustee’s conduct, action or omission constitutes bad faith, willful misconduct or gross negligence. The Issuers agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(b)   The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)   Except as otherwise expressly stated in this Indenture, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA if this Indenture is then qualified thereunder.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)   If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03   Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, CCL shall furnish to the Trustee:

(i)   an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i)   a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06   Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

Section 13.07   No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or equity holder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08   Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09   No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any Guarantor or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10   Successors.  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11   Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12   Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13   Table of Contents, Headings, etc.  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14   Waiver of Jury Trial.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of December 24, 2012.

CC HOLDINGS GS V LLC
By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE GS III CORP.
By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

GLOBAL SIGNAL ACQUISITIONS LLC
GLOBAL SIGNAL ACQUISITIONS II LLC
PINNACLE TOWERS LLC
INTRACOASTAL CITY TOWERS LLC
TOWER SYSTEMS LLC
RADIO STATION WGLD LLC
HIGH POINT MANAGEMENT CO. LLC
INTERSTATE TOWER COMMUNICATIONS LLC
TOWER TECHNOLOGY COMPANY OF JACKSONVILLE LLC
ICB TOWERS, LLC
PINNACLE TOWERS III LLC
PINNACLE TOWERS V INC.
SHAFFER & ASSOCIATES, INC.
SIERRA TOWERS, INC.
AIRCOMM OF AVON, L.L.C.
COVERAGE PLUS ANTENNA SYSTEMS LLC

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence Dillard
Name: L. Dillard
Title: Vice President

EXHIBIT A-1

FORM OF 2017 NOTE

[FORM OF FACE OF 2017 NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture.]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture.]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture.]

CC HOLDINGS GS V LLC
CROWN CASTLE GS III CORP.

2.381% Senior Secured Notes Due 2017

$ _________________

No. _________________

CUSIP No.
144A:  14987B AB9
REG S:  U1252D AB7

CC HOLDINGS GS V LLC, a Delaware limited liability company (“CCL”), and CROWN CASTLE GS III CORP., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promise to pay to CEDE & CO., or registered assigns, the principal sum of $_____ (__________ Dollars) [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]1 on December 15, 2017, and to pay interest thereon from December 24, 2012 or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 (each, a “Payment Date”) in each year, commencing June 15, 2013, at the rate of 2.381% per annum, until the principal hereof is paid or made available for payment[; provided that, if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (the “Additional Interest”) shall accrue on this Note to the extent and in the amount provided for in Section 5 of the Registration Rights Agreement].2
_________________

1	Use this language only if the Note is a Global Note.
2
Use this language in (i) any Initial Note and (ii) any Exchange Security if, at the time of the issuance of the Exchange Security, any Registration Default has occurred with regard to the related Initial Note during the interest period in which such date of issuance occurs.

A-1-1

The interest so payable, and punctually paid or duly provided for, on any Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be June 1 or December 1, as the case may be, next preceding such Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day.  A “Business Day” shall mean  any day excluding (1) Saturday, (2) Sunday, (3) any day which is a legal holiday in the State of New York, the State of Texas or the state in which the designated corporate trust office of the Trustee is located and (4) any day on which banking institutions located in such state are generally not open for the conduct of regular business.  If a Payment Date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 30 days before the special record date, the Issuers shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

If a Holder has given wire transfer instructions to the Issuers, the Issuers shall make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.  Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Issuers, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-1-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed and delivered.

Dated:  December 24, 2012

CC HOLDINGS GS V LLC

By:
Name:
Title:

CROWN CASTLE GS III CORP.
By:
Name:
Title:

A-1-3

This is one of the Notes designated therein referred to in the within-mentioned Indenture.
Dated:  December 24, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

A-1-4

[FORM OF REVERSE OF 2017 NOTE]

1. Notes.

This Note is one of a duly authorized issue of senior secured notes of the Issuers (herein called the “Notes”), issued and to be issued in one or more series under the Indenture, dated as of December 24, 2012 (the “Indenture”), among the Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Guarantors, the Trustee, and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as “2.381% Senior Secured Notes due 2017,” issued in an initial aggregate principal amount of $500,000,000.  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2. No Sinking Fund.

No sinking fund is provided for the Notes.

3. Optional Redemption.

At the Issuers’ option, the Notes may be redeemed at any time in whole or in part.  If the Issuers elect to redeem the Notes, the Issuers shall pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date: (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments. In determining the present values of the Remaining Scheduled Payments, the Issuers shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points.

4. Selection and Notice of Redemption.

(a)   If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

(b)   No Notes of $2,000 of principal amount at maturity or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may be conditional.

5. Repurchase at Option of Holder.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the Indenture (whether by election or the passage of time) shall be deemed to constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuers shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”).  The offer price in any Asset Sale Offer shall be payable in cash and shall be 100% of the principal amount of any Notes, plus accrued and unpaid interest, if any, to the date of purchase.  Each Asset Sale Offer shall be made in accordance with the procedures set forth in the Indenture.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Upon completion of the Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

A-1-5

6. Acceleration Upon Event of Default.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding Notes shall be due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

7. Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding.  The Indenture also contains provisions permitting the Holders of no less than a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8. No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

9. Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees by the Registrar.

A-1-6

10. No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

11. Treatment as Owner.

Prior to due presentation of this Note for registration of transfer, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name the Note is registered, as the absolute owner thereof for all purposes, whether or not such Note be overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

12. Guarantees.

Subject to certain provisions in the Indenture, each of the Guarantors has, jointly and severally, unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that:

(a)   the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)   in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

13. Collateral.

The Issuers shall take, and shall cause the Subsidiaries of CCL to take, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of CCL and the Guarantors hereunder, a perfected, first priority security interest (subject to certain exceptions described under Section 4.12 of the Indenture) in all Collateral under the Pledge Agreement.

14. No Liability.

No past, present or future director, officer, employee, incorporator or equity holder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

A-1-7

15. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

16. Indenture.

The Issuers issued the Notes under the Indenture.  The terms of the Notes include these stated in the Indenture and those made part of the Indenture by specific reference to the TIA.  The Notes are subject to all such terms of the Indenture and such terms of the TIA that are specifically referenced in the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured first priority obligations of the Issuers.

A-1-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties (Cust)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–	Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, check the appropriate box below:

❑

Section 4.10

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$____________________

Date: ____________________

Your Signature: __________________________________________
   (Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ______________________________

Signature Guarantee*: _____________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

FORM OF ASSIGNMENT

For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto [also insert social security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints ___________________________ as attorney to transfer the said Note on the books of the Issuers, with full power of substitution in the premises.

Dated:
_________________________
_________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

A-1-11

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange	Principal Amount of this Global Note Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

This schedule should be included only if the Note is a Global Note.

A-1-12

EXHIBIT A-2

FORM OF 2023 NOTE

[FORM OF FACE OF 2023 NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture.]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture.]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture.]

CC HOLDINGS GS V LLC
CROWN CASTLE GS III CORP.

3.849% Senior Secured Notes Due 2023

$ _________________

No. _________________

CUSIP No.
144A:  14987B AC7
REG S:  U1252D AC5

CC HOLDINGS GS V LLC, a Delaware limited liability company (“CCL”), and CROWN CASTLE GS III CORP., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promise to pay to CEDE & CO., or registered assigns, the principal sum of $_____ (__________ Dollars) [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]1 on April 15, 2023, and to pay interest thereon from December 24, 2012 or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 (each, a “Payment Date”) in each year, commencing April 15, 2013, at the rate of 3.849% per annum, until the principal hereof is paid or made available for payment[; provided that, if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (the “Additional Interest”) shall accrue on this Note to the extent and in the amount provided for in Section 5 of the Registration Rights Agreement].2

_________________

1	Use this language only if the Note is a Global Note.
2
Use this language in (i) any Initial Note and (ii) any Exchange Security if, at the time of the issuance of the Exchange Security, any Registration Default has occurred with regard to the related Initial Note during the interest period in which such date of issuance occurs.

A-2-1

The interest so payable, and punctually paid or duly provided for, on any Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be April 1 or October 1, as the case may be, next preceding such Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day.  A “Business Day” shall mean any day excluding (1) Saturday, (2) Sunday, (3) any day which is a legal holiday in the State of New York, the State of Texas or the state in which the designated corporate trust office of the Trustee is located and (4) any day on which banking institutions located in such state are generally not open for the conduct of regular business. If a Payment Date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 30 days before the special record date, the Issuers shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

If a Holder has given wire transfer instructions to the Issuers, the Issuers shall make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.  Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Issuers, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed and delivered.

Dated:  December 24, 2012

CC HOLDINGS GS V LLC

By:
Name:
Title:

CROWN CASTLE GS III CORP.
By:
Name:
Title:

A-2-3

This is one of the Notes designated therein referred to in the within-mentioned Indenture.
Dated:  December 24, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

A-2-4

[FORM OF REVERSE OF 2023 NOTE]

1. Notes.

This Note is one of a duly authorized issue of senior secured notes of the Issuers (herein called the “Notes”), issued and to be issued in one or more series under the Indenture, dated as of December 24, 2012 (the “Indenture”), among the Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Guarantors, the Trustee, and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as “3.849% Senior Secured Notes due 2023,” issued in an initial aggregate principal amount of $1,000,000,000.  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2. No Sinking Fund.

No sinking fund is provided for the Notes.

3. Optional Redemption.

At the Issuers’ option, the Notes may be redeemed at any time in whole or in part.  If the Issuers elect to redeem the Notes, the Issuers shall pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date: (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments. In determining the present values of the Remaining Scheduled Payments, the Issuers shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 35 basis points.

4. Selection and Notice of Redemption.

(a)   If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

(b)   No Notes of $2,000 of principal amount at maturity or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may be conditional.

A-2-5

5. Repurchase at Option of Holder.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the Indenture (whether by election or the passage of time) shall be deemed to constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuers shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”).  The offer price in any Asset Sale Offer shall be payable in cash and shall be 100% of the principal amount of any Notes, plus accrued and unpaid interest, if any, to the date of purchase.  Each Asset Sale Offer shall be made in accordance with the procedures set forth in the Indenture.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Upon completion of the Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

6. Acceleration Upon Event of Default.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding Notes shall be due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

7. Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding.  The Indenture also contains provisions permitting the Holders of no less than a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8. No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

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9. Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees by the Registrar.

10. No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

11. Treatment as Owner.

Prior to due presentation of this Note for registration of transfer, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name the Note is registered, as the absolute owner thereof for all purposes, whether or not such Note be overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

12. Guarantees.

Subject to certain provisions in the Indenture, each of the Guarantors has, jointly and severally, unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that:

(a)   the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)   in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

13. Collateral.

The Issuers shall take, and shall cause the Subsidiaries of CCL to take, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of CCL and the Guarantors hereunder, a perfected, first priority security interest (subject to certain exceptions described under Section 4.12 of the Indenture) in all Collateral under the Pledge Agreement.

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14. No Liability.

No past, present or future director, officer, employee, incorporator or equity holder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

15. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

16. Indenture.

The Issuers issued the Notes under the Indenture.  The terms of the Notes include these stated in the Indenture and those made part of the Indenture by specific reference to the TIA.  The Notes are subject to all such terms of the Indenture and such terms of the TIA that are specifically referenced in the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured first priority obligations of the Issuers.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties (Cust)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–	Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, check the appropriate box below:

❑

Section 4.10

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$____________________

Date: ____________________

Your Signature: ________________________________________
   (Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ______________________________

Signature Guarantee*: _____________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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FORM OF ASSIGNMENT

For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto [also insert social security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints ___________________________ as attorney to transfer the said Note on the books of the Issuers, with full power of substitution in the premises.

Dated:
_________________________
_________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

A-2-11

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange	Principal Amount of this Global Note Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

This schedule should be included only if the Note is a Global Note.

A-2-12

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057
Attention:  Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re:  CC Holdings GS V LLC

   Re:  2.381% Senior Secured Notes Due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ❑  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

B-1-1

2.  ❑  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40 day restricted period set forth in Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ❑  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and other jurisdictions, and accordingly the Transferor hereby further certifies that (check one):

(a)   ❑  such Transfer is being effected pursuant to any other available exemption from the registration requirements of the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act;

(b)   ❑  such Transfer is being effected to the Issuers or a Guarantor; or

(c)   ❑  such Transfer is being effected pursuant to a registration statement which has been declared effective under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

B-1-2

4.  ❑  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)   ❑  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)   ❑  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)   ❑  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name
Title

Dated: _______________________

B-1-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ❑  a beneficial interest in the:

(i)   ❑  144A Global Note (CUSIP _________), or

(ii)   ❑  Regulation S Global Note (CUSIP _________); or

(b)  ❑  a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ❑  a beneficial interest in the:

(i)   ❑  144A Global Note (CUSIP _________), or

(ii)   ❑  Regulation S Global Note (CUSIP _________), or

(iii)   ❑  Unrestricted Global Note (CUSIP _________); or

(b)  ❑  a Restricted Definitive Note; or

(c)  ❑  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-1-4

EXHIBIT B-2

FORM OF CERTIFICATE OF TRANSFER

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057
Attention:  Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re:  CC Holdings GS V LLC

   Re:  3.849% Senior Secured Notes Due 2023 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein  and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ❑  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

B-2-1

2.  ❑  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40 day restricted period set forth in Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ❑  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and other jurisdictions, and accordingly the Transferor hereby further certifies that (check one):

(a)   ❑  such Transfer is being effected pursuant to any other available exemption from the registration requirements of the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act;

(b)   ❑  such Transfer is being effected to the Issuers or a Guarantor; or

(c)   ❑  such Transfer is being effected pursuant to a registration statement which has been declared effective under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

B-2-2

4.  ❑  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)   ❑  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)   ❑  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)   ❑  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name
Title

Dated: _______________________

B-2-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ❑  a beneficial interest in the:

(i)   ❑  144A Global Note (CUSIP _________), or

(ii)   ❑  Regulation S Global Note (CUSIP _________); or

(b)  ❑  a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ❑  a beneficial interest in the:

(i)   ❑  144A Global Note (CUSIP _________), or

(ii)   ❑  Regulation S Global Note (CUSIP _________), or

(iii)   ❑  Unrestricted Global Note (CUSIP _________); or

(b)  ❑  a Restricted Definitive Note; or

(c)  ❑  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-2-4

EXHIBIT C-1

FORM OF CERTIFICATE OF EXCHANGE

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057
Attention:  Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re: CC Holdings GS V LLC

   Re:  2.381% Senior Secured Notes Due 2017 (the “Notes”)

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.   Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1-1

(b)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ❑  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ❑  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.   Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)  ❑  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ❑ 144A Global Note, ❑ Regulation S Global Note with an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name
Title

Dated: _______________________

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EXHIBIT C-2

FORM OF CERTIFICATE OF EXCHANGE

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057
Attention:  Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re: CC Holdings GS V LLC

   Re:  3.849% Senior Secured Notes Due 2023 (the “Notes”)

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.   Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ❑  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ❑  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.   Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ❑  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)  ❑  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ❑ 144A Global Note, ❑ Regulation S Global Note with an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name
Title

Dated: _______________________

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EXHIBIT D-1

FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL INVESTOR

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re: CC Holdings GS V LLC

Re: 2.381 Senior Secured Notes due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐    a beneficial interest in a Global Note, or

(b)  ☐    a Definitive Note,

we confirm that:

1.   We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.   We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.   We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.   We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.   We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name
Title

Dated: _______________________

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EXHIBIT D-2

FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL INVESTOR

CC Holdings GS V LLC
1220 Augusta Drive
Suite 500
Houston, Texas 77057

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Facsimile:  (713) 483-6959
Attention:  Corporate Trust Services, re: CC Holdings GS V LLC

Re: 3.849 Senior Secured Notes due 2023(the “Notes”)

Reference is hereby made to the Indenture, dated as of December 24, 2012 (as amended or supplemented from time to time, the “Indenture”), among CC Holdings GS V LLC, a Delaware limited liability company (the “Issuer”), and Crown Castle GS III Corp., a Delaware corporation (the “Co-Issuer” and, together with CCL, the “Issuers”), the Guarantors named therein  and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐    a beneficial interest in a Global Note, or

(b)  ☐    a Definitive Note,

we confirm that:

1.   We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.   We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.   We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.   We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.   We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name
Title

Dated: _______________________

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